Blockchain Holdings Capital Ventures, Inc. to Sponsor and Help Launch Opportunity Zone Fund

ATLANTA, GA– May 1, 2019 – Blockchain Holdings Capital Ventures (OTC: BHCV) (“BHCV” or the “Company”), a holding company with a focus on acquiring a diversified set of cash flowing assets including commercial real estate, energy and technology companies, announced today it intends to sponsor and help launch a Qualified Opportunity Zone Fund. The Opportunity fund will be a separate entity from BHCV. However, BHCV will work closely with the Opportunity Zone Fund. The estimated launch of the Opportunity Fund is the second quarter of 2019.

Congress enacted Opportunity Zones with the 2017 “Tax Cuts and Jobs Act” to incentivize and target an estimated $6 trillion pool of sidelined capital gains to flow into distressed areas. Opportunity Zones provide taxpayers with the ability to re-invest an unlimited amount of their unrealized capital gains into dedicated Opportunity Zone Funds. Investors in these funds are eligible for tax deferral of capital gains through 2026 and if they hold their investment for 10 years, any realized gain on the sale of their position will be 100% tax free.

The Opportunity Zone investment it treated as a 7-year capital gain tax deferral mechanism. Taxpayers who invest into a Qualified Opportunity Zone, will get a step up in tax basis of 10% after five years and an additional 5% after seven years, for a total of 15% after seven years. After ten years all gains from the Opportunity Zone investment are 100% tax free.

With 8,700 Opportunity Zones designated across the country, these areas are projected to generate greater returns over non-opportunity zone investments over ten years. The Opportunity Zone Fund sponsored by BHCV intends to invest in commercial properties located in Opportunity Zones that possess a specific set of criteria, most notably properties with a particular energy footprint.

BHCV believes that sponsoring the launch of a fund to invest in Opportunity Zone areas and the deployment of its proprietary data center solutions in the properties held by the Opportunity Zone Fund provide a synergistic relationship for investors in both BHCV and the Opportunity Zone Fund. The exclusive agreement that BHCV has with SG Blocks, Inc. (NASDAQ: SGBX), to design and fabricate decentralized innovative mobile data centers is viewed by the BHCV to be the perfect product to roll out to the Opportunity Zone Fund properties.

“I am very pleased with the progress BHCV, and its management has made since October 2018. Our team has been achieving its many milestones and sponsoring the helping launch a Qualified Opportunity Zone Fund will be one more valuable milestone for our investors. BHCV’s investors will benefit from our participation in the fund and in turn the fund will benefit from working with BHCV. It is my goal to implement strategies that create value for our company and secures maximum returns for our investors,” stated Delray Wannemacher, CEO of Blockchain Holdings Capital Ventures, Inc.

About Blockchain Holdings Capital Ventures, Inc.

Blockchain Holdings Capital Ventures, Inc. (BHCV) is a holding company with a focus on a diversified set of complimentary cash flowing assets including Commercial Real Estate, Energy and Technology Companies. Our foundation is built on targeted commercial real estate with a specific energy footprint in Opportunity Zones, to improve, lease and roll out our proprietary mobile data centers to increase property value.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements contained herein, the inclusion of such information should not be regarded as a representation or warranty by Blockchain Holdings Capital Ventures or any other person that the objectives and plans of Blockchain Holdings Capital Ventures will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For more information about BHCV, please visit: http://www.bhcv.io

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